Exhibit 99

                  VISHAY REPORTS RESULTS FOR THIRD QUARTER 2006

     o Net earnings of $0.17 per diluted share for the third quarter 2006 have been negatively affected by the after tax impact of certain items (enumerated below) of $0.10 per share for adjusted earnings per share of $0.27, as compared to third quarter 2005 net earnings of $0.11 per diluted share, which had been negatively affected by the after tax impact of certain items of $0.03 per share for adjusted earnings per share of $0.14

     o Positive cash generated from operations was $98 million and capital expenditures were $45 million for third quarter 2006

MALVERN, Pa., Oct. 31 /PRNewswire-FirstCall/ -- Dr. Felix Zandman, Chairman of the Board, and Dr. Gerald Paul, President and Chief Executive Officer of Vishay Intertechnology, Inc. (NYSE: VSH), announced today that net revenues for the fiscal quarter ended September 30, 2006 were $654.4 million, compared to $566.1 million for the fiscal quarter ended October 1, 2005, an increase of $88.3 million or 15.6%. Net earnings for the fiscal quarter ended September 30, 2006 were $32.5 million, or $0.17 per diluted share, compared with net earnings for the fiscal quarter ended October 1, 2005 of $20.0 million, or $0.11 per diluted share.

Net earnings of $32.5 million, or $0.17 per diluted share, for the third quarter of 2006 were impacted by pre-tax charges for restructuring and severance costs of $19.2 million, related asset write-downs and inventory obsolescence charges for discontinued tantalum products totaling $4.1 million, losses resulting from adjustments to previously existing purchase commitments of $0.7 million for tantalum powder and wire, and charges totaling $2.9 million to settle past product quality issues. These items and their tax-related consequences had a negative $0.10 effect on earnings per share.

Net earnings of $20.0 million or $0.11 per diluted share for the third quarter of 2005 were impacted by restructuring and severance costs of $3.9 million and related asset write-downs of $4.7 million, partially offset by gains resulting from adjustments to previously existing purchase commitments of $1.1 million. These items and their tax-related consequences had a negative $0.03 effect on earnings per share.

Net revenues for the nine fiscal months ended September 30, 2006 were $1,946.0 million, compared to $1,702.8 million for the nine fiscal months ended October 1, 2005, an increase of $243.2 million or 14.3%. Net earnings for the nine fiscal months ended September 30, 2006 were $113.5 million, or $0.59 per diluted share, compared with net earnings for the nine fiscal months ended October 1, 2005 of $35.4 million, or $0.20 per diluted share.

Net earnings of $113.5 million, or $0.59 per diluted share, for the nine fiscal months ended September 30, 2006 were impacted by pre-tax charges for restructuring and severance costs of $28.1 million, related asset write-downs of $6.6 million, write-downs and write-offs of tantalum inventories totaling $9.6 million, losses resulting from adjustments to previously existing purchase commitments of $4.8 million, a loss on early extinguishment of debt of $2.9 million, an adjustment to increase the estimated cost of environmental remediation obligations associated with the 2001 General Semiconductor acquisition of $3.6 million, and charges totaling $2.9 million to settle past product quality issues. These items and their tax-related consequences had a negative $0.21 effect on earnings per share.

Net earnings of $35.4 million, or $0.20 per diluted share, for the nine fiscal months ended October 1, 2005 were impacted by restructuring and severance costs of $18.2 million, related asset write-downs of $4.8 million, charges for purchased in-process research and development of $9.2 million, Siliconix transaction-related expenses of $3.8 million, and losses resulting from adjustments to previously existing purchase commitments of $2.5 million, partially offset by a gain on sale of land of $2.1 million. In addition, tax expense includes a $3.7 million favorable benefit, primarily due to a foreign tax ruling. These items and their tax-related consequences had a negative $0.13 effect on earnings per share.

Commenting on the results for the third quarter of 2006, Dr. Paul stated, "Our results were in line with our expectations. While orders from distribution to Vishay slowed down as anticipated, the sales by distributors to their end customers did not. In the current pricing environment we were able to pursue our programs of selective price increases, which resulted in basically flat pricing overall on a sequential basis. We continue to generate free cash--cash flows from operations for the third quarter 2006 were $98 million and capital expenditures were $45 million; for the nine months ended September 2006 cash flows from operations were $228 million and capital expenditures were $115 million."

Commenting on the outlook for the fourth quarter 2006, Dr. Paul continued, "While we expect stable demand for our products at OEM and EMS as well as from the end customers of distribution, we anticipate a continuation of inventory adjustments at distribution for the current quarter. For the fourth quarter we guide for sales in the range of $620 million to $640 million."

Commenting on the Company's acquisition and R&D activities, Dr. Felix Zandman, Chairman of the Board and Chief Technical and Business Development Officer, stated, "I am pleased to report that Vishay is aggressively pursuing potential acquisitions of small and large businesses. Furthermore, our R&D programs are progressing as scheduled. Our new products represent an increasing portion of our sales."

A conference call to discuss third quarter financial results is scheduled for Tuesday, October 31, 2006 at 11:00 AM (ET). The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is #7501751.

There will be a replay of the conference call from 12:30 PM (ET) on Tuesday, October 31, 2006 through 11:59 PM (ET) on Sunday, November 5, 2006. The telephone number for the replay is 800-642-1687 (+1 706-645-9291 if calling from outside the United States or Canada) and the access code is #7501751.

There will also be a live audio webcast of the conference call. This can be accessed from the Investor Relations section of the Vishay website at http://ir.vishay.com.

Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, rectifiers, transistors, and optoelectronics and selected ICs) and passive electronic components (resistors, capacitors, inductors, sensors, and transducers). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, and medical markets. Its product innovations, successful acquisition strategy, and ability to provide "one-stop shop" service have made Vishay a global industry leader. Vishay can be found on the Internet at www.vishay.com.

Statements contained herein that relate to the Company's future performance, including statements with respect to trends in revenues and bookings, and the anticipated future benefits of the Company's product, acquisition, and research and development strategies are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions, particularly in the markets that we serve, the availability of appropriate acquisition opportunities on terms that the Company considers attractive, difficulties in integrating acquired companies, difficulties in new product development, and other factors affecting the Company's operations, markets, products, services, and prices that are set forth in its Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission. You are urged to refer to the Company's Form 10-K for a detailed discussion of these factors. Vishay does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Management believes that stating the impact on net earnings of items such as restructuring and severance, asset write-downs, charges for in-process research and development, gains or losses on purchase commitments, losses on early extinguishment of debt, special tax items and other items not reflecting on-going operating activities is meaningful to investors because it provides insight with respect to intrinsic operating results of the Company and, management believes, is a common measure of performance in the industries in which the Company competes. Investors should be aware, however, that this is a non-GAAP measure of performance and should not be considered as a substitute for the comparable GAAP measure.

Contact:  Richard N. Grubb,
          Executive Vice President and
          Chief Financial Officer or
          Peter G. Henrici, Senior Vice
          President Corporate Communications
          610-644-1300

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands except earnings per share)

                                                      Fiscal quarter ended
                                                 ------------------------------
                                                 September 30,      October 1,
                                                     2006             2005
                                                 -------------    -------------
Net revenues                                     $     654,381    $     566,077
Cost of products sold (a)                              486,052          431,430
Loss (gain) on purchase commitments                        741           (1,146)
Gross profit                                           167,588          135,793
  Gross margin                                            25.6%            24.0%

Selling, general and administrative expenses            98,917           94,174
Restructuring and severance costs                       19,160            3,924
Asset write-offs                                         2,709            4,682
Operating income                                        46,802           33,013
                                                           7.2%             5.8%
Other income (expense):
  Interest expense                                      (7,764)          (8,170)
  Minority interest                                       (215)            (154)
  Other                                                  5,665            3,442
   Total other income (expense) - net                   (2,314)          (4,882)

Earnings before taxes                                   44,488           28,131

Income taxes                                            12,006            8,175

Net earnings                                     $      32,482    $      19,956

Basic earnings per share                         $        0.18    $        0.11

Diluted earnings per share                       $        0.17    $        0.11

Weighted average shares outstanding - basic            184,451          184,114

Weighted average shares outstanding - diluted          208,685          195,719

(a) The fiscal quarter ended September 30, 2006 includes write-offs of tantalum inventories of $1,374 and charges to settle past product quality issues of $2,885 within costs of products sold.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands except earnings per share)

                                                    Nine fiscal months ended
                                                 -----------------------------
                                                 September 30,     October 1,
                                                     2006             2005
                                                 -------------    -------------
Net revenues                                     $   1,945,990    $   1,702,831
Cost of products sold (b)                            1,437,146        1,315,718
Loss on purchase commitments                             4,838            2,454
Gross profit                                           504,006          384,659
  Gross margin                                            25.9%            22.6%

Selling, general and administrative
 expenses (c)                                          299,086          286,352
Purchased in-process research and
 development                                                --            9,201
Siliconix transaction-related expenses                      --            3,751
Restructuring and severance costs                       28,085           18,178
Asset write-offs                                         6,583            4,813
Operating income                                       170,252           62,364
                                                           8.7%             3.7%
Other income (expense):
  Interest expense                                     (24,828)         (24,685)
  Loss on early extinguishment of debt                  (2,854)              --
  Minority interest                                       (782)          (3,918)
  Other                                                 13,669           13,688
   Total other income (expense) - net                  (14,795)         (14,915)

Earnings before taxes                                  155,457           47,449

Income taxes                                            41,973           12,065

Net earnings                                     $     113,484    $      35,384

Basic earnings per share                         $        0.62    $        0.20

Diluted earnings per share                       $        0.59    $        0.20

Weighted average shares outstanding - basic            184,381          175,439

Weighted average shares outstanding - diluted          217,090          187,099

(b) The nine fiscal months ended September 30, 2006 includes write-downs and write-offs of tantalum inventories of $9,602 and charges to settle past product quality issues of $2,885 within costs of products sold.

(c) The nine fiscal months ended September 30, 2006 includes $3,600 of expenses within selling, general and administrative expenses to increase the estimated cost of environmental obligations associated with the 2001 General Semiconductor acquisition.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

                                                 September 30,     December 31,
                                                     2006             2005
                                                 -------------    -------------
Assets                                            (Unaudited)
Current assets:
  Cash and cash equivalents                      $     612,669    $     622,577
  Short-term investments                                    --            9,925
  Accounts receivable - net                            393,337          350,850
  Inventories:
    Finished goods                                     156,617          149,709
    Work in process                                    203,475          181,125
    Raw materials                                      178,044          157,036
  Deferred income taxes                                 38,627           39,115
  Prepaid expenses and other current assets            110,245           96,295
Total current assets                                 1,693,014        1,606,632

Property and equipment, at cost:
  Land                                                  94,010           92,650
  Buildings and improvements                           423,489          406,798
  Machinery and equipment                            1,783,516        1,684,736
  Construction in progress                              72,524           67,229
  Allowance for depreciation                        (1,284,086)      (1,160,821)
   Total property and equipment, net                 1,089,453        1,090,592

Goodwill                                             1,456,431        1,434,901

Other intangible assets, net                           170,175          174,220

Other assets                                           201,310          221,246
     Total assets                                $   4,610,383    $   4,527,591

Liabilities and stockholders' equity
Current liabilities:
  Notes payable to banks                         $       6,042    $       3,473
  Trade accounts payable                               122,203          142,709
  Payroll and related expenses                         127,471          118,814
  Other accrued expenses                               195,566          173,982
  Income taxes                                          41,151           29,655
  Current portion of long-term debt                      3,855            1,533
Total current liabilities                              496,288          470,166

Long-term debt less current portion                    608,850          751,553

Deferred income taxes                                   26,513           27,091

Deferred grant income                                    7,423           11,896

Other liabilities                                      163,514          149,938

Accrued pension and other
 postretirement costs                                  276,800          256,986

Minority interest                                        4,591            4,109

Stockholders' equity:
  Common stock                                          17,009           16,946
  Class B common stock                                   1,436            1,468
  Capital in excess of par value                     2,229,419        2,225,966
  Retained earnings                                    770,650          657,166
  Unearned compensation                                     --              (95)
  Accumulated other comprehensive income                 7,890          (45,599)
     Total stockholders' equity                      3,026,404        2,855,852
       Total liabilities and
        stockholders' equity                     $   4,610,383    $   4,527,591

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Earnings Per Share
(Unaudited - In thousands except earnings per share)

                           Fiscal quarter ended      Nine fiscal months ended
                         -------------------------   -------------------------
                          Sept. 30,      Oct. 1,      Sept. 30,      Oct. 1,
                            2006          2005          2006          2005
                         -----------   -----------   -----------   -----------
Numerator:

Numerator for
 basic earnings
 per share -
 net earnings            $    32,482   $    19,956   $   113,484   $    35,384
Interest savings
 Assuming conversion
 of dilutive
 convertible
 and exchangeable
 notes, net of tax             3,090           683        13,758         2,034
Numerator for
 Diluted earnings
 per share -
 adjusted net
 earnings                $    35,572   $    20,639   $   127,242   $    37,418

Denominator:
Denominator for
 basic earnings
 per share -
 weighted average
 shares                      184,451       184,114       184,381       175,439

Effect of dilutive
 securities

   Convertible and
    exchangeable
    notes (d)                 23,496        10,604        31,835        10,666
   Employee stock
    options                      654           925           790           918
   Other                          84            76            84            76
   Dilutive
    potential
    common shares             24,234        11,605        32,709        11,660

Denominator for
 diluted earnings
 per share -
 adjusted weighted
 average shares              208,685       195,719       217,090       187,099

Basic earnings
 per share               $      0.18   $      0.11   $      0.62   $      0.20

Diluted earnings
 per share               $      0.17   $      0.11   $      0.59   $      0.20

Diluted earnings per share for the periods presented do not reflect the following weighted-average potential common shares, as the effect would be antidilutive:

                            Fiscal quarter ended     Nine fiscal months ended
                         -------------------------   -------------------------
                          Sept. 30,      Oct. 1,      Sept. 30,      Oct. 1,
                            2006          2005          2006          2005
                         -----------   -----------   -----------   -----------
Convertible and
 exchangeable
 notes:
  Convertible
   Subordinated
   Notes, due 2023                --        23,496            --        23,496
  Exchangeable
   Unsecured
   Notes, due 2102             6,176         6,176            --         6,176
Weighted average
 employee stock
 options                       5,244         6,046         4,879         6,242
Weighted average
 warrants                      8,824         8,824         8,824         8,824

(d) The Company made a cash repurchase of all outstanding LYONs pursuant to the option of the holders to require the Company to repurchase the LYONs on June 4, 2006. In 2005, based on its action to settle the holders' purchase option on the June 4, 2004 purchase date in common stock, the Company assumed for purposes of the earnings per share computation that all future purchase options for the LYONs would be settled in stock based on the settlement formula set forth in the indenture governing the LYONs. Due to the decision to utilize cash to repurchase the notes on the June 4, 2006, purchase date, the earnings per share computation for the year-to-date 2006 period is based on the 3,809 shares that would have been issued in a normal conversion, weighted for the period they were outstanding. The LYONs were dilutive for nine fiscal months ended September 30, 2006, as well as the quarter and nine fiscal months ended October 1, 2005.

CONTACT: Richard N. Grubb, Executive Vice President and Chief Financial Officer, or Peter G. Henrici, Senior Vice President Corporate Communications, both of Vishay Intertechnology, Inc., +1-610-644-1300